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                                                                      EXHIBIT 11

                       CALCULATION OF PRIMARY NET (LOSS) EARNINGS
                        PER COMMON AND COMMON EQUIVALENT SHARE


                                                          QUARTER ENDED          SIX MONTHS ENDED
                                                   ------------------------   -------------------------
                                                      JUNE 28,    JUNE 30,     JUNE 28,        JUNE 30,
                                                        1996       1995          1996           1995
                                                   -----------  -----------   -----------   -----------
Net (loss) earnings per common and common
   equivalent share                               $  (346,000)  $ 5,469,000   $ 5,143,000   $10,161,000
                                                   -----------  -----------   -----------   -----------
                                                   -----------  -----------   -----------   -----------
Average number of shares outstanding -
   primary:
Average number of common shares
   outstanding                                     15,420,000    15,425,000    15,408,000    15,422,000
Dilutive effect of stock options after
   application of treasury stock method                     0       244,000       508,000      237,000
                                                   -----------  -----------   -----------   -----------
Average number of shares outstanding               15,420,000    15,669,000    15,916,000   15,659,000
                                                   -----------  -----------   -----------   -----------
                                                   -----------  -----------   -----------   -----------
(Loss) earnings per share:
Primary                                            $    (0.02)  $      0.35   $     0.32    $    0.65
                                                   -----------  -----------   -----------   -----------
                                                   -----------  -----------   -----------   -----------


                         CALCULATION OF FULLY DILUTED NET (LOSS) EARNINGS
                            PER COMMON AND COMMON EQUIVALENT SHARE


                                                          QUARTER ENDED          SIX MONTHS ENDED
                                                   ------------------------   -------------------------
                                                      JUNE 28,    JUNE 30,     JUNE 28,        JUNE 30,
                                                        1996       1995          1996           1995
                                                   -----------  -----------   -----------   -----------
Net (loss) earnings per common and common
   equivalent share                              $   (346,000)  $ 5,469,000   $ 5,143,000   $10,161,000
                                                   -----------  -----------   -----------   -----------
                                                   -----------  -----------   -----------   -----------
Shares used in calculating primary earnings
   per share:
Average number of common shares
   outstanding fully-diluted                        15,420,000   15,425,000    15,408,000    15,422,000
Additional effect of stock options after
   application of treasury stock method                      0      244,000       525,000       270,000
                                                   -----------  -----------   -----------   -----------
Average number of shares outstanding                15,420,000   15,669,000    15,933,000    15,692,000
                                                   -----------  -----------   -----------   -----------
                                                   -----------  -----------   -----------   -----------
(Loss) earnings per share:
Fully-diluted                                    $      (0.02)  $      0.35   $      0.32   $      0.65
                                                   -----------  -----------   -----------   -----------
                                                   -----------  -----------   -----------   -----------







                                      11